Exhibit 99.3

Sealed Air Corporation 8215 Forest Point Boulevard Charlotte, NC 28273
	Investor Contact: Lori Chaitman 201-703-4161	Media Contact: Ken Aurichio 201-703-4164
For release: June 16, 2015

SEALED AIR ANNOUNCES COMPLETION OF TENDER OFFER FOR 8.375% SENIOR NOTES DUE 2021 AND NOTICE OF REDEMPTION OF ALL REMAINING OUTSTANDING 8.375% SENIOR NOTES DUE 2021

CHARLOTTE, N.C., Tuesday, June 16, 2015 – Sealed Air Corporation (“Sealed Air” or the “Company”) (NYSE: SEE) today announced that its previously announced offer to purchase its outstanding 8.375% Senior Notes due 2021 (the “2021 Notes”) expired at 5:00 p.m., New York City time, on June 12, 2015 (the “Expiration Time”).

After the Expiration Time, $602,244,000 principal amount of 2021 Notes, or 80.3% of the aggregate principal amount outstanding, had been validly tendered and not withdrawn. The complete terms and conditions of the tender offer were set forth in an Offer to Purchase that was sent to holders of the 2021 Notes.

$147,756,000 in aggregate principal amount of the 2021 Notes were not tendered and remained outstanding following the Expiration Time. On June 16, 2015, the Company notified HSBC Bank, National Association, as trustee under the indenture governing the 2021 Notes, that it would satisfy and discharge the indenture governing the 2021 Notes. On June 16, 2015, the Company also deposited with the trustee sufficient funds to fund the redemption of the 2021 Notes that were not tendered and remained outstanding following the Expiration Time and to pay accrued and unpaid interest on the redeemed notes to the redemption date, and issued a notice of redemption to the trustee with respect to such notes. The redemption price will be paid on July 16, 2015.

Business

Sealed Air creates a world that feels, tastes and works better. In 2014, the Company generated revenue of approximately $7.8 billion by helping our customers achieve their sustainability goals in the face of today’s biggest social and environmental challenges. Our portfolio of widely recognized brands, including Cryovac® brand food packaging solutions, Bubble Wrap® brand cushioning and Diversey® cleaning and hygiene solutions, enables a safer and less wasteful food supply chain, protects valuable goods shipped around the world and improves health through clean environments. Sealed Air has approximately 24,000 employees who serve customers in 175 countries. To learn more, visit www.sealedair.com. Information on Sealed Air’s website is not incorporated into, and does not form a part of, this press release.

Website Information

We routinely post important information for investors on our website, www.sealedair.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the

Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition and results of operations. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “could,” “should,” “estimates,” “expects,” “intends,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations regarding the results of restructuring and other programs, anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings. The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: the cash tax benefits associated with the Settlement agreement (as defined in our 2014 Annual Report on Form 10-K), global economic and political conditions, changes in our credit ratings, changes in raw material pricing and availability, changes in energy costs, competitive conditions, success of our restructuring activities, currency translation and devaluation effects, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, the effects of animal and food-related health issues, pandemics, consumer preferences, environmental matters, regulatory actions and legal matters, and the other information referenced in the “Risk Factors” section appearing in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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